UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: September 15, 2023

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500
State of Hawaii
(State or other jurisdiction of incorporation)
 1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813 - Hawaiian Electric Industries, Inc. (HEI)
1099 Alakea Street, Suite 2200, Honolulu, Hawaii  96813 - Hawaiian Electric Company, Inc. (Hawaiian Electric)
(Address of principal executive offices and zip code)
 Registrant’s telephone number, including area code:
 (808) 543-5662 - HEI
(808) 543-7771 - Hawaiian Electric
  Not applicable
(Former name or former address, if changed since last report.)
  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Hawaiian Electric Industries, Inc.	Common Stock, Without Par Value	HE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company

Hawaiian Electric Industries, Inc.	☐	Hawaiian Electric Company, Inc.	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Hawaiian Electric Industries, Inc.	☐	Hawaiian Electric Company, Inc.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the retirement of Tayne Sekimura as Senior Vice President, Chief Financial Officer (CFO) and Treasurer of Hawaiian Electric Company, Inc. (Hawaiian Electric) on September 30, 2023, Paul K. Ito was appointed Senior Vice President, CFO and Treasurer of Hawaiian Electric and will resign as Executive Vice President, CFO and Treasurer of Hawaiian Electric Industries, Inc. (HEI) effective as of October 1, 2023. HEI’s current plan is for Mr. Ito to return and resume his present role at HEI on or about January 1, 2025.
To temporarily replace Mr. Ito as CFO of HEI, Scott DeGhetto (60) was appointed Executive Vice President, CFO and Treasurer of HEI effective October 1, 2023. HEI currently plans for Mr. DeGhetto to serve in this role until on or about January 1, 2025, and then serve in an advisory capacity through April 1, 2025. For the past 12 years, Mr. DeGhetto has served as Managing Director of Power, Utilities and Renewable Energy at Moelis & Company, an independent investment bank that is unaffiliated with HEI. Prior to joining Moelis & Company, Mr. DeGhetto served as Co-Head of the Power & Renewable Energy Group at Credit Suisse. He has also held Managing Director roles at J.P. Morgan in the Power and Pipeline Group and at UBS in the Global Utilities group. Mr. DeGhetto began his career as an engineer at Public Service Electric & Gas.
As compensation, Mr. DeGhetto will receive an annual base salary of $600,000 and will participate in HEI’s annual Executive Incentive Compensation Plan. Mr. DeGhetto will also be paid a signing bonus of $600,000 which is recoverable by HEI on a pro-rata basis if Mr. DeGhetto voluntarily departs prior to April 1, 2025. In addition, HEI will enter into a change-in-control agreement with Mr. DeGhetto that is substantially similar to the change-in-control agreements HEI has entered into with certain of its executive officers, with a two-times multiple to be used in determining his benefits thereunder. He also will be advanced $250,000 of relocation expenses and will be eligible to receive other benefits generally provided to HEI executive officers.
There are no arrangements or understandings between Mr. Ito and any other person pursuant to which he was selected as an officer, no family relationships between Mr. Ito and any other executive officer or director, and no related person transactions within the meaning of Item 404(a) of Regulation S-K between Mr. Ito and HEI.
A copy of the press release announcing the HEI management change is attached hereto as Exhibit 99.
Item 7.01 Regulation FD Disclosure.

On September 18, 2023, HEI issued a news release, “Hawaiian Electric Industries Announces CFO Appointments.” This news release is furnished as Exhibit 99.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit 99	Hawaiian Electric Industries Announces CFO Appointments
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

The information furnished in connection with Item 7.01 of this current report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)
/s/ Paul K. Ito	/s/ Tayne S. Y. Sekimura
Paul K. Ito	Tayne S. Y. Sekimura
Executive Vice President,	Senior Vice President,
Chief Financial Officer and Treasurer	Chief Financial Officer and Treasurer

Date: September 18, 2023	Date: September 18, 2023

2